UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2023

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive officers)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2023, Canopy Growth Corporation (the “Company”) and its subsidiary, Tweed Inc., entered into an agreement of purchase and sale (the “Agreement of Purchase and Sale”) with Hershey Canada Inc. (“Purchaser”), pursuant to which the Company agreed to sell its Hershey Drive facility in Smiths Falls, Ontario (the “Asset Sale”) to Purchaser for a purchase price of CAD$53.1 million, subject to certain adjustments. The Agreement of Purchase and Sale contains customary covenants, representations and warranties and closing conditions, and the sale is expected to close in September 2023. Following the closing of the Asset Sale, the Company will retain its Smiths Falls-based manufacturing facility to support post-production flower production.

The foregoing description of the Asset Sale is qualified in its entirety by reference to the Agreement of Purchase and Sale, a copy of which will be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ending September 30, 2023, which the Company intends to file in November 2023.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2023, Thomas Stewart, who had been serving as the Company’s Chief Accounting Officer and Principal Accounting Officer, transitioned to the position of Vice President, Finance of the Company and is no longer serving as the Company’s Principal Accounting Officer as of such date.

Effective as of Mr. Stewart’s transition on August 14, 2023, Judy Hong, the Company’s Chief Financial Officer (“CFO”) and Principal Financial Officer, was designated as the Company’s Principal Accounting Officer.

Judy Hong has served as the Company’s CFO since November 2021. Having joined the Company in December 2019 to lead Canopy’s Investor Relations team prior to being named CFO, Ms. Hong’s deep knowledge of the consumer packaged goods sector has been integral in shaping the Company’s overall commercial strategy and guiding the Company’s engagement with the financial community. Ms. Hong’s financial and capital markets experience was built during her over 20 years’ experience at Goldman Sachs & Co. Ms. Hong’s roles at Goldman Sachs & Co. included serving as a Managing Director, in the Global Investment Research Division, from 2013 until her departure in 2019. During this time, Ms. Hong covered the Beverage and Tobacco sectors in the Consumer Products and Retail team within Global Investment Research and has been ranked in The Wall Street Journal’s “Best on the Street.” Ms. Hong earned an MBA from New York University’s Stern School of Business and a BS in Communications from Cornell University. From September 2014 to January 2020, Ms. Hong served as a Treasurer on the Board of Directors of Bottomless Closet, a non-profit organization based in New York.

Ms. Hong will not receive any additional compensation in connection with her designation as the Company’s Principal Accounting Officer.

There are no arrangements or understandings between Ms. Hong and any other person pursuant to which she was designated as Principal Accounting Officer of the Company. Ms. Hong does not have any family relationships with any of the Company’s directors, executive officers, or other person nominated or chosen by the Company to become a director or executive officer. There are no transactions between Ms. Hong and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On August 17, 2023, the Company issued a press release to announce that it entered into the Agreement of Purchase and Sale in connection with the Asset Sale. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth and incorporated by reference in Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated August 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Judy Hong Chief Financial Officer

Date: August 17, 2023